Registration No. 333-_______
      As filed with the Securities and Exchange Commission on August 11, 2006

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               _________________

                                   FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               _________________

                    Home Federal Bancorp, Inc. of Louisiana
______________________________________________________________________________
            (Exact Name of Registrant as Specified in Its Charter)

                                United States
______________________________________________________________________________
        (State or Other Jurisdiction of Incorporation or Organization)

                                 86-1127166
______________________________________________________________________________
                    (I.R.S. Employer Identification No.)

624 Market Street
Shreveport, Louisiana                                                 71166
______________________________________________________________________________
(Address of Principal Executive Offices                          (Zip Code)

        Home Federal Bancorp, Inc. of Louisiana 2005 Stock Option Plan
______________________________________________________________________________
                         (Full Title of the Plans)

                                             Copies to:
       Daniel R. Herndon
       President and Chief Executive
        Officer                              Eric M. Marion, Esq.
       Home Federal Bancorp, Inc. of         Elias, Matz, Tiernan &
        Louisiana                             Herrick, L.L.P.
       624 Market Street                     734 15th Street, N.W.
       Shreveport, Louisiana 71166           Washington, D.C. 20005
       (318) 222-1145                        (202) 347-0300
_______________________________________________________________________________
(Name, Address and Telephone Number, Including Area Code, of Agent For
 Service)

                      CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
 Title of Each                        Proposed       Proposed
   Class of                           Maximum        Maximum
  Securities           Amount         Offering      Aggregate       Amount of
    to be              to be           Price         Offering     Registration
  Registered        Registered(1)     Per Share       Price            Fee
_______________   _________________  ___________  _____________  ______________
Common Stock,
 par value $.01
 per share        170,857 shares(2)    $9.85(2)   $1,682,941.45

Common Stock,
 par value $.01
 per share          3,532 shares(3)    10.20(3)       36,026.40
                  -------                          ------------
Total             174,389 shares                  $1,718,967.85      $183.93
                  =======                          ============
_______________________________________________________________________________
_____________________

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Home Federal Bancorp, Inc. of Louisiana ("Company" or "Registrant") 2005 Stock Option Plan (the "Option Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.01 per share ("Common Stock"), of the Company.

(2) The 170,857 shares represent shares of Common Stock for which options have been granted under the Option Plan as of the date hereof but not yet exercised. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of the options and is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) The 3,532 shares represent shares of Common Stock which have been reserved under the Option Plan for stock options and are available for future grant. The Proposed Maximum Offering Price Per Share is equal to the closing price of the Common Stock on August 9, 2006 on the OTC Bulletin Board and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.
                             _________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                             PART I

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual
          Information.*

________________

*    Information required by Part I to be contained in the
     Section 10(a) prospectus is omitted from the Registration
     Statement in accordance with Rule 428 under the Securities
     Act and the "Note" to Part I on Form S-8.


                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the year ended June 30, 2005, filed with the Commission on October 12, 2005, as amended (File No. 000-51117);

     (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause (a) above;

     (c) The description of the Common Stock of the Company contained in "Description of Home Federal Bancorp Capital Stock" in the Company's Prospectus included in the Registration Statement on Form SB-2 as filed on September 15, 2004, as amended (File No. 333-119026); and

     (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Generally, federal regulations define areas for indemnity coverage for federal savings associations and federal subsidiary holding companies as follows:

     (a) Any person against whom an action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

     (i) Any amount for which such person becomes liable under a judgment in such action; and

     (ii) Reasonable costs and expenses, including reasonable attorneys fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if the person attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this section only if:

     (i)  Final judgment on the merits is in his or her favor; or

     (ii) In case of:
          a. Settlement,
          b. Final judgment against him or her, or
          c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c)  As used in this paragraph:

     (i) "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

     (ii) "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

     (iii) "final judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

     (iv) "settlement" includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.

     Home Federal Savings and Loan Association has a directors and officers liability policy providing for insurance against certain liabilities incurred by its directors and officers while serving in their capacities as such.

Item 7.   Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     Exhibit No.   Description
     ____________  __________________________________________________

         4.0       Common Stock Certificate*

         5.0 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the legality of the Common Stock

        10.0       Home Federal Bancorp, Inc. of Louisiana  2005
                   Stock Option Plan**

        23.1 Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as Exhibit 5.0)

        23.2       Consent of LaPorte Sehrt Romig & Hand

        24.0 Power of attorney for any subsequent amendments is located in the signature pages

     _______________

     *    Incorporated herein by reference from the Company's
          Registration Statement on Form SB-2, as amended, filed
          with the SEC on September 15, 2004 (File No. 333-
          119026)

     **   Incorporated herein by reference from the Company's
          Definitive Schedule 14A filed with the SEC on June 29,
          2005 (File No. 000-51117).

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes that it will:

     1. file, during any period in which it offers or sells securities, a post-effective amendment to this Registration
Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) include any additional or changed material information on the plan of distribution;

     (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shreveport, State of Louisiana, on this 10th day of August 2006.

                           HOME FEDERAL BANCORP, INC. OF LOUISIANA



                           By   /s/ Daniel R. Herndon
                                _____________________________________
                                Daniel R. Herndon
                                President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Daniel R. Herndon his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

        Name                           Title                  Date
____________________________   _______________________  _________________



/s/ Daniel R. Herndon
___________________________
Daniel R. Herndon              Chairman of the Board,    August 10, 2006
                               President and Chief
                               Executive Officer



/s/ Walter T. Colquitt III
___________________________
Walter T. Colquitt III         Director                  August 10, 2006



/s/ David A. Herndon III
___________________________
David A. Herndon III           Director                  August 10, 2006



/s/ Scott D. Lawrence
___________________________
Scott D. Lawrence              Director                  August 10, 2006



/s/ Sidney D. York
___________________________
Sidney D. York                 Director                  August 10, 2006



/s/ Clyde D. Patterson
___________________________
Clyde D. Patterson             Director and Executive    August 10, 2006
                               Vice President
                               (Principal Financial
                               and Accounting Officer)

        Name                           Title                  Date
____________________________   _______________________  _________________



/s/ Henry M. Hearne
___________________________
Henry M. Hearne                Director                  August 10, 2006



/s/ Woodus K. Humphrey
___________________________
Woodus K. Humphrey             Director                  August 10, 2006



/s/ Amos L. Wedgeworth Jr.
___________________________
Amos L. Wedgeworth Jr.         Director                  August 10, 2006


                              EXHIBIT INDEX

     Exhibit No.   Description
     ___________   __________________________________________________

        4.0        Common Stock Certificate*

        5.0        Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                   as to the legality of the Common Stock

       10.0        Home Federal Bancorp, Inc. of Louisiana 2005
                   Stock Option Plan**

       23.1        Consent of Elias, Matz, Tiernan & Herrick L.L.P.
                   (contained in the opinion included as Exhibit 5.0)

       23.2        Consent of LaPorte Sehrt Romig & Hand

       24.0 Power of attorney for any subsequent amendments is located in the signature pages

     _______________

     *    Incorporated herein by reference from the Company's
          Registration Statement on Form SB-2, as amended, filed
          with the SEC on September 15, 2004 (File No. 333-
          119026)

     **   Incorporated herein by reference from the Company's
          Definitive Schedule 14A filed with the SEC on June 29,
          2005 (File No. 000-51117).